UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

U-STORE-IT TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04                                             Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 31, 2010, U-Store-It Trust (the “Company”) sent a notice to its directors and executive officers informing them of a proposed blackout period (the “Blackout Period”) under the U-Store-It L.P. 401(k) Plan (the “Plan”). The notice advises the Company’s directors and executive officers of the applicable trading restrictions that apply to them under Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR. During the Blackout Period, the Company’s directors and executive officers will be prohibited from engaging in certain transactions involving the Company’s equity securities. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Blackout Period is required in order to effect a transition of the administration of the Plan to a new service provider. It is expected to begin at 4:00 p.m. EDT on April 15, 2010 and to end approximately May 15, 2010.  During the Blackout Period, participants in the Plan will be unable to access their Plan accounts, including being unable to direct or diversify investments, change contribution rates, or obtain distribution or loans.

During the Blackout Period and for a period of two years following the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Senior Vice President — Chief Legal Officer, U-Store-It Trust, 460 East Swedesford Road, Suite 3000, Wayne, Pennsylvania  19087, or at (610) 293-5700, to whom all inquiries regarding the Blackout Period should be directed.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is being furnished herewith.

Exhibit No.	Description
99.1	Notice delivered to directors and executive officers of the Company on March 31, 2010

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: March 31, 2010	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President — Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice delivered to directors and executive officers of the Company on March 31, 2010